UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2025

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 10, 2025, New England Realty Associates Limited Partnership, a Massachusetts Limited Partnership (the “Partnership”) filed a Current Report on Form 8-K (the “Original 8-K”), which disclosed, among other things, that certain material agreements were being filed as Exhibit 10.1 and Exhibit 10.2 thereto. However, due to an administrative error, the Original 8-K did not include any exhibits. The Partnership previously filed the Master Credit Facility Agreement, dated as of November 30, 2021, with a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2021. The Partnership hereby amends the Original 8-K to revise the disclosure, provide additional information to more accurately and completely describe the agreements being filed and include the omitted exhibits, as set forth below. Except as described herein, this amendment does not otherwise modify or update any disclosures in the Original 8-K and does not reflect events occurring after the date of the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2025, New England Realty Associates Limited Partnership, a Massachusetts Limited Partnership (the “Partnership”), entered into Reaffirmation, Joinder and Second Amendment to Master Credit Facility Agreement (the “Amendment”) to the Master Credit Facility Agreement, dated as of November 30, 2021 (as previously amended, supplemented, or otherwise modified, the “Facility”) with KeyBank National Association (“KeyBank” or the “Original Lender”) and Fannie Mae, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq., and existing under the laws of the United States ("Fannie Mae"). All capitalized terms that are not defined in this Current Report have the meaning as defined in the Amendment.

Pursuant to the Amendment, (i) Lender agreed to provide the Partnership with (x) a Future Advance in the amount of $18,664,000, at a fixed interest rate of 5.84%; and (y) a Future Advance in the amount of $40,000,000, at a fixed interest rate of 5.99%; (ii) Additional Mortgaged Property has been added to the Collateral Pool (the “Mortgage”); and (iii) Hamilton Highlands, LLC, a Massachusetts limited liability company, a wholly owned by the Partnership, has been joined as Additional Borrower into the Master Agreement and other Loan Documents as if it were an Original Borrower thereunder.

The Partnership used the proceeds of the Hamilton Highlands advance in the amount of $18,664,000, to refinance its existing loan with Brookline Bank.

The Partnership intends to use the proceeds of the $40,000,000 advance, together with existing cash on hand and a bridge loan from KeyBank, to purchase the Hill Estates property in Belmont, Massachusetts.

The foregoing description of the Amendment and the Mortgage does not purport to be complete and is qualified in its entirety by reference to the text of the respective documents, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, with this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As previously disclosed in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the Securities and Exchange Commission on May 9, 2025, the Partnership entered into a Rate Lock Authorization Agreement with the Bank in connection with a proposed $18,759,000 refinancing of Hamilton Highlands property and a $40,000,000 advance under the Facility. The transactions were completed on May 30, 2025. The final principal amounts of the advances were $18,664,000 and $40,000,000, respectively, and other material terms were consistent with the prior disclosure.

Item 9.01 Financial Statements and Exhibits.

(a)            Exhibits.

10.1          Reaffirmation, Joinder and Second Amendment to Master Credit Facility Agreement to the Master Credit Facility Agreement dated as of November 30, 2021, by and between Keybank National Association as the Lender, and New England Realty Associates Limited Partnership as the Borrower, entered into as of May 30, 2025.

10.2         Assignment of Interest Under Multifamily Mortgage, Assignment of Leases and rents, Security Agreement and Fixture Filing from KeyBank National Association to Fannie Mae, dated May 30, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer
Date June 13, 2025

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